Exhibit 4.6

REGISTRATION RIGHTS AGREEMENT

Dated as of January 27, 2005

by and among

DLI ACQUISITION CORP.

to be merged with and into

DEL LABORATORIES, INC.

and

THE GUARANTORS LISTED ON SCHEDULE I HERETO

and

BEAR, STEARNS & CO. INC.

J.P. MORGAN SECURITIES INC.

DEUTSCHE BANK SECURITIES INC.

This Registration Rights Agreement (this “Agreement”) is made and entered into as of January 27, 2005, by and among DLI Acquisition Corp., a Delaware corporation (“DLI Acquisition”), which will be merged with and into Del Laboratories, Inc., a Delaware corporation (the “Merger”), with Del Laboratories, Inc. continuing as the surviving corporation (the “Company”) and Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. (each an “Initial Purchaser” and, together, the “Initial Purchasers”), who have agreed to purchase the Company’s 8.00% Senior Subordinated Notes due 2012 (the “Initial Notes”) pursuant to the Purchase Agreement (as defined below) and, as of the time of the consummation of the Merger on the Closing Date (the “Time of Merger”) the Company and the guarantors listed on Schedule I hereto (the “Guarantors”).

This Agreement is made pursuant to the Purchase Agreement, dated January 19, 2005 (the “Purchase Agreement”), by and among DLI Acquisition and the Initial Purchasers and, as of the Time of Merger, pursuant to that certain first amendment to the Purchase Agreement, the Company and the Guarantors. In order to induce the Initial Purchasers to purchase the Initial Notes, DLI Acqusition has agreed, and the Company and the Guarantors, at the Time of Merger, will agree pursuant to that certain First Amendment to the Registration Rights Agreement, dated as of the date hereof (the “First Amendment”), among the Company, the Guarantors and the Initial Purchasers, a copy of which is attached hereto as Exhibit A, to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement and the First Amendment hereto is a condition to the obligations of the Initial Purchasers set forth in Section 8 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated as of January 27, 2004 (the “Indenture”), among DLI Acquisition and Wells Fargo Bank, National Association, as trustee (the “Trustee”), relating to the Initial Notes and the Exchange Notes (as defined below). DLI Acquisition’s rights and obligations under the Indenture and the Initial Notes will be assumed by the Company by operation of law in the Merger and the Company will agree to become bound by the Indenture and the Notes, and the Company’s rights and obligations under the Indenture and the Notes will be guaranteed by the Guarantors (as defined below), at the Time of Merger pursuant to a Supplemental Indenture, dated as of the Closing Date, among the Company, the Guarantors and the Trustee.

The parties hereby agree as follows:

SECTION 1. DEFINITIONS

As used in this Agreement, the following capitalized terms shall have the following meanings:

Act: The Securities Act of 1933, as amended.

Affiliate: As defined in Rule 144.

Blackout Period: As defined in Section 6(d) hereof.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed.

Closing Date: The date hereof.

Commission: The United States Securities and Exchange Commission.

Controlling Person: As defined in Section 8(a) hereof.

Consummate: An Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes tendered by Holders thereof pursuant to the Exchange Offer.

Consummation Deadline: As defined in Section 3(b) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exchange Notes: The Company’s 8.00% Senior Subordinated Notes due 2012 to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

Exchange Offer: The exchange and issuance by the Company of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Initial Notes that are tendered by such Holders in connection with such exchange and issuance.

Exchange Offer Effectiveness Deadline: As defined in Section 3(a) hereof.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Filing Deadline: As defined in Section 3(a) hereof.

Holders: As defined in Section 2 hereof.

Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Recommencement Date: As defined in Section 6(d) hereof.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of the Company and the Guarantors relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement, (ii) including the Prospectus included therein, and (iii) including all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Rule 144: Rule 144 promulgated under the Act.

Shelf Filing Deadline: As defined in Section 4(a) hereof.

Shelf Registration Statement: As defined in Section 4 hereof.

Shelf Registration Statement Effectiveness Deadline: As defined in Section 4(a) hereof.

Suspension Notice: As defined in Section 6(d) hereof.

TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

Transfer Restricted Securities: Each Initial Note until the earliest to occur of (a) the date on which such Initial Note has been exchanged in the Exchange Offer by a Person other than a Broker-Dealer for an Exchange Note entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) following the exchange by a Broker-Dealer in the Exchange Offer of an Initial Note for an Exchange Note, the earlier of (x) the date that is 90 days after the Consummation of the Exchange Offer and (y) the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Initial Note has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement (and the purchasers thereof have been issued Exchange Notes) or (d) the date on which such Initial Note is distributed to the public pursuant to Rule 144.

SECTION 2. HOLDERS

A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

(a) Unless the Exchange Offer shall not be permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors shall (i) use all commercially reasonable efforts to cause the Exchange Offer Registration Statement to be filed with the Commission, as soon as practicable after the Closing Date, but in no event later than 90 days after the Closing Date (such 90th day being the “Filing Deadline”), (ii) use all commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than the day that is the 180th day after such Exchange Offer Registration Statement was filed with the Commission (such day being the “Exchange Offer Effectiveness Deadline”), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Exchange Notes to be offered in exchange for the Initial Notes that are Transfer Restricted Securities and (ii) resales of Exchange Notes by Broker-Dealers that tendered into the Exchange Offer Initial Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below. The Exchange Offer shall not be subject to any conditions, other than that (i) the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC and (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Company and the Guarantors to proceed with the Exchange Offer, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Company and Guarantors.

(b) The Company and the Guarantors shall use all of their respective commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use all of their respective commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days thereafter, or longer, if required by applicable law or Commission policy (such 30th (or longer) day being the “Consummation Deadline”).

(c) The Company and the Guarantors shall include a “Plan of Distribution” section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement. See the Shearman & Sterling no-action letter (available July 2, 1993).

Because such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Company and Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the Prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, the Company and the Guarantors agree to use all of their commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer is Consummated or such shorter period ending on the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. The Company and the Guarantors shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than one Business Day after such request, at any time during such period.

SECTION 4. SHELF REGISTRATION

(a) Shelf Registration. If (i) the Company and the Guarantors are not (A) required to file the Exchange Offer Registration Statement or (B) permitted to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the Company and the Guarantors have complied with the procedures set forth in Section 6(a)(i) below) or (ii) any Holder of Transfer Restricted Securities (A) other than an Initial Purchaser, is prohibited by law or Commission policy from participating in the Exchange Offer, (B) may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder (other than, in either case, due solely to the status of such Holder as an Affiliate of the Company or any Guarantor or due to such Holder’s inability to make the representations in Section 6(a)(ii) hereof) or (C) is an Initial Purchaser and so requests with respect to Initial Notes that have the status of unsold allotments in an initial distribution, and notification thereof is given by such Holder to the Company prior to the 20th Business Day following the Consummation of the Exchange Offer, then the Company and the Guarantors shall:

(x) use all commercially reasonable efforts on or prior to 60 days after the earlier of (i) the date as of which the Company determines that the Exchange Offer Registration Statement will not be or cannot be, as the case may be, filed as a result of clause (a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above (such earlier date, the “Shelf Filing Deadline”), to file a shelf registration statement with the Commission pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the “Shelf Registration Statement”)), relating to all Transfer Restricted Securities; and

(y) use all commercially reasonable efforts to cause such Shelf Registration Statement to become effective on or prior to 120 days after the Shelf Filing Deadline (such 120th day, the “Shelf Registration Statement Effectiveness Deadline”).

If, after the Company and the Guarantors have filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company and the Guarantors are required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted as a result of the circumstances described under clause (a)(i)(B) above (i.e., applicable federal law or Commission policy), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company and the Guarantors shall remain obligated to meet the Shelf Registration Statement Effectiveness Deadline.

To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company and the Guarantors shall use all of their respective commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(d) hereof) following the Closing Date, or such shorter period as will terminate at (i) such time all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto or (ii) such time as the applicable Notes may be distributed to the public under Rule 144(k) promulgated under the Securities Act without volume limitation.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. LIQUIDATED DAMAGES

If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline or Shelf Filing Deadline, as applicable, (ii) any of such Registration Statements is not declared effective by the Commission on or prior to the Exchange Offer Effectiveness Deadline or the Shelf Registration Statement Effectiveness Deadline, as applicable, (iii) the Exchange Offer has not been Consummated within 30 Business Days of the Exchange Offer Effectiveness Deadline or (iv) any Registration Statement required by this Agreement is filed and declared effective but thereafter ceases to be effective or usable for its intended purpose (each such event referred to in clauses (i) through (iv), a “Registration Default”), then the Company and the Guarantors hereby jointly and severally agree to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages in an amount equal to a per annum rate of 0.25% on the principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 12-week period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase by an additional per annum rate of 0.25% with respect to each subsequent 12-week period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of 1.0% per annum on the principal amount of Transfer Restricted Securities; provided that liquidated damages on such Transfer Restricted Securities may not accrue under more than one of the foregoing clauses (i) through (iv) at any one time. Notwithstanding anything to the contrary set forth herein, such liquidated damages shall cease to accrue on such Transfer Restricted Securities (1) upon the filing of the Exchange Offer Registration Statement (and/or, if applicable the Shelf Registration Statement), in the case of clause (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable the Shelf Registration Statement), in the case of clause (ii) above, (3) upon consummation of the Exchange Offer in the case of clause (iii) above, or (4) upon the filing of a post effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable the Shelf Registration Statement) to again be declared effective or made usable, in the case of clause (iv) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease. Without limiting the foregoing, liquidated damages with respect to a failure to file, cause to become effective or maintain the effectiveness of a Shelf Registration Statement shall cease to accrue upon the consummation of the Exchange Offer in the case of a Shelf Registration Statement required to be filed due to failure to consummate the Exchange Offer within the required period of time.

All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date (as defined in the Indenture), as more fully set forth in the Indenture and the Notes. Notwithstanding the fact that any securities for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations of the Company and the Guarantors to pay liquidated damages with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

SECTION 6. REGISTRATION PROCEDURES

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall (x) comply with all applicable provisions of Section 6(c) below, (y) use all of their respective commercially reasonable efforts to effect such exchange and to permit the resale of Exchange Notes by Broker-Dealers that tendered in the Exchange Offer Initial Notes that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

(i) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of either the Company or a Guarantor, (B) it is not engaged in, and does not intend to engage in, and at the time of the commencement or consummation of the Exchange Offer, neither such Holder nor, to the actual knowledge of such Holder, any other person receiving Exchange Notes from such Holder has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, (C) it is acquiring the Exchange Notes in its ordinary course of business and (D) if such Holder is a Broker-Dealer, such Holder has acquired the Initial Notes as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder).

(ii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and (B) including a representation that neither the Company nor the Guarantors has entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company’s and the Guarantors’ information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantors shall:

(i) comply with all the provisions of Section 6(c) below and use all of their respective commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and

(ii) issue, upon the request of any Holder or purchaser of Initial Notes covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Initial Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register Exchange Notes on the Shelf Registration Statement for this purpose and issue the Exchange Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

(c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company and the Guarantors shall:

(i) use all of their respective commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 hereof, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use all of their respective commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable;

(ii) use all of their respective commercially reasonable efforts to prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise each Holder promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue in any material respect, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, the Company and the Guarantors shall use all of their respective commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, use all of their respective commercially reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) furnish to each Holder in connection with any exchange or sale pursuant to such Registration Statement or any such related Prospectus, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days prior to such filing, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within five Business Days after the receipt thereof; provided, however, that if the Company’s failure to file a Registration Statement or

Prospectus, or any amendments or supplements thereto, in the applicable time periods as set forth in Sections 3 or 4 hereof, is based solely upon such an objection, then the applicable time periods as set forth in Sections 3 or 4 hereof, as applicable, shall be extended by an additional 30 days. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

(vi) make available on a confidential basis, at reasonable times and in a reasonable manner, for inspection by a representative of, and not more than one counsel acting for Holders of, a majority of the outstanding aggregate principal amount of the Transfer Restricted Securities being sold, all financial and other records, pertinent corporate documents of the Company and the Guarantors and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably necessary to conduct reasonable investigation within the meaning of Section 11 of the Act in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided, however, that the foregoing investigation and information gathering shall be coordinated on behalf of all such parties by one counsel designated by and on behalf of all such parties;

(vii) if requested by Holders of a majority of the outstanding aggregate principal amount of the Transfer Restricted Securities in connection with any exchange or sale pursuant to such Registration Statement or any such related Prospectus, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

(viii) if requested by any Holders in connection with any exchange or sale pursuant to such Registration Statement or any such related Prospectus, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request with respect to such Holder as such Holder may reasonably request to have included therein;

(ix) furnish to each Holder in connection with any exchange or sale pursuant to such Registration Statement or any such related Prospectus, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(x) deliver to each Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; and, while the applicable Registration Statement remains effective and subject to Section 6(d) hereof, the Company and the Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(xi) upon the request of any Holder, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, the Company and the Guarantors shall:

(A) upon request of the Holders of a majority of the outstanding aggregate principal amount of the Transfer Restricted Securities being sold, furnish (or in the case of paragraphs (2) and (3), use all commercially reasonable efforts to cause to be furnished) to each Holder, upon Consummation of the Exchange Offer or upon the effectiveness of the Shelf Registration Statement, as the case may be:

(1) a certificate, dated such date, signed on behalf of the Company and each Guarantor by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company and such Guarantor, confirming to the extent possible, as of the date thereof, the matters set forth in Section 8(e) of the Purchase Agreement and such other similar matters as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Transfer Restricted Securities;

(2) an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors, addressed to the underwriters, in customary form subject to customary limitations, assumptions and exclusions and covering such matters, of the type customarily covered by opinions reasonably requested in connection with underwritten offerings; and

(3) a customary comfort letter, dated the date of Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company’s independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings; and

(B) deliver such other documents and certificates as may be reasonably requested by the Holders of a majority of the outstanding aggregate principal amount of the Transfer Restricted Securities being sold to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in the any agreement entered into by the Company and the Guarantors pursuant to this clause (xi);

(xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or blue sky laws of such jurisdictions as the selling Holders may reasonably request and use all of their respective commercially reasonable efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor the Guarantors shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

(xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

(xiv) use all of their respective commercially reasonable efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

(xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

(xvi) otherwise use all of their respective commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Act (which need not be audited) covering a twelve-month period (i) commencing at the end of any fiscal quarter in which Transferred Restricted Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first month of the Company’s first fiscal quarter, after the effective date of a Registration Statement;

(xvii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use all of their respective commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

(xviii) provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

(d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof or (iii) commencement of a Blackout Period (in each case, a “Suspension Notice”), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.

Notwithstanding anything to the contrary in this Agreement, the Company, upon notice to the Holders of Transfer Restricted Securities that the applicable Registration Statement is unusable pending a material development (but not for the purpose of avoiding its obligations under this Agreement in a manner contrary to the intent of the Agreement), may suspend the use of the Prospectus included in any Registration Statement for a period of time (the “Blackout Period”) not to exceed an aggregate of 60 days in any twelve month period; provided, that, upon the termination of such Blackout Period, the Company promptly shall notify the Holders of Transfer Restricted Securities that such Blackout Period has been terminated.

SECTION 7. REGISTRATION EXPENSES

(a) All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit letters required by or incident to such performance); but excluding any and all fees and expenses of any advisors to the Initial Purchaser and each Holder (except as set forth in Section 7(b) below) and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Transfer Restricted Securities by a Holder pursuant to any Registration Statement.

The Company will, in any event, bear its and the Guarantors’ internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

(b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), regardless of whether a Registration Statement becomes effective, the Company will reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities being tendered into in the Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins LLP, unless another firm shall be chosen by the Holders of the outstanding aggregate principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. INDEMNIFICATION

(a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments, and expenses (including without limitation, any legal or other expenses incurred in connection with investigating, preparing or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Exchange Notes or registered Initial Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that neither the Company nor any Guarantor shall be liable in any such case to the extent that any such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders; provided, further, that that with respect to any untrue statement or omission or alleged untrue statement or omission made in any prospectus, or any amendment or supplement thereto, or any preliminary prospectus relating to a Registration Statement, the indemnity contained in this Section 8 shall not inure to the benefit of any indemnified party from whom the Person asserting any such loss, claim, damage or liability purchased the Transfer Restricted Securities concerned to the extent (i) that a prospectus relating to such Transfer Restricted Securities was required to be delivered to such Person, and there was not given or sent to such Person, at or prior to the written confirmation of the sale of such Transfer Restricted Securities to such Person, a copy of the final prospectus (in the case of any such preliminary prospectus) or a prospectus supplement (in any other case) if the Company had previously furnished copies thereof to such indemnified party in sufficient quantity and sufficiently in advance of the time of such written confirmation to allow for distribution by the time of such written confirmation, (ii) such untrue statement or omission or alleged untrue statement or omission was corrected in such final prospectus or prospectus amendment or supplement in a manner that would have cured the defect giving rise to such loss, claim, damage or liability. The indemnity provided for in this Section 8 will be in addition to any liability that the Company or any Guarantor may otherwise have to the indemnified parties. Neither the Company nor any Guarantor shall be liable under this Section 8 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

(b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and each of their respective directors and each of their respective officers who sign any Registration Statement, and each Controlling Person of the Company or the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors set forth in section (a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The indemnity provided for in this Section 8 will be in addition to any liability that each Holder may otherwise have to the indemnified parties. No Holder shall be liable under this Section 8 for any settlement of any claim or action effected without such Holder’s prior written consent, which shall not be unreasonably withheld.

(c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the “indemnified party”), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the “indemnifying person”) in writing and the indemnifying party shall assume the defense of such action (but the failure so to notify an indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may otherwise have and shall not relieve it from any liability that it may have otherwise than under this Agreement), including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Holders of a majority of the outstanding aggregate principal amount of the Transfer Restricted Securities, in the case of the parties indemnified pursuant to Section 8(a), and by the Company and Guarantors, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty Business Days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

(d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, on the one hand, or by the Holder, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

SECTION 9. RULE 144A AND RULE 144

The Company and the Guarantors agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or the Guarantors (i) are not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Act, and (ii) are subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 10. UNDERWRITTEN OFFERINGS

If any of the Transfer Restricted Securities covered by any Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority of the outstanding aggregate principal amount of such Transfer Restricted Securities included in such offering subject to the consent of the Issuer (not to be unreasonably withheld). Such Holders shall be responsible for all underwriting commissions and discounts in connection therewith.

No Holder of Transfer Restricted Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

SECTION 11. MISCELLANEOUS

(a) Remedies. The Company and the Guarantors acknowledge and agree that any failure by the Company and/or the Guarantors to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s and the Guarantors’ obligations under Sections 3 and 4 hereof. The Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. Neither the Company nor the Guarantors will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. None of DLI Acquisition, the Company nor the Guarantors have previously entered into, nor is currently party to, any agreement granting any registration rights with respect to its securities to any Person that would require such securities to be included in any Registration Statement filed hereunder. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of DLI Acquisition’s, the Company’s and the Guarantors’ securities under any agreement in effect on the date hereof.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 11(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding aggregate principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding aggregate principal amount of Transfer Restricted Securities subject to such Exchange Offer.

(d) Additional Guarantors. The Company shall cause any of its Domestic Restricted Subsidiaries (as defined in the Indenture) that becomes, prior to the consummation of the Exchange Offer, a Guarantor in accordance with the terms and provisions of the Indenture to become a party to this Agreement as a Guarantor. Notwithstanding the generality of the foregoing statement, any entity that becomes a Guarantor upon the consummation of the Acquisition (as defined in the Purchase Agreement) shall become a party to this Agreement as a Guarantor. It is understood and agreed that if, prior to the Exchange Offer, a Guarantor that has executed this Agreement is no longer a Guarantor under the Indenture pursuant to and in accordance with the provisions of the Indenture, such Guarantor shall no longer be a Guarantor for purposes of this Agreement.

(e) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between DLI Acquisition, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(f) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to DLI Acquisition, the Company or the Guarantors:

Del Laboratories, Inc.

178 EAB Plaza

Uniondale, New York 11556

Telecopier No.:  (631) 293-1515

Attention:  Chief Financial Officer

With a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Telecopier No.:  (212) 909-6836

Attention:  Kevin M. Schmidt, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

(h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

(k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(Signature pages follow)

If the foregoing correctly sets forth the understanding among the Initial Purchasers and DLI Acquisition, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

DLI ACQUISITION CORP.

By:	/s/ Philip E. Berney
Name:	Philip E. Berney
Title:	President

Accepted and agreed to as of

the date first above written:

BEAR, STEARNS & CO. INC.

By:	/s/ James S. Wolfe
Name:	James S. Wolfe
Title:	Senior Managing Director

J.P. MORGAN SECURITIES INC.

By:	/s/ Matthew J. Lyness
Name:	Matthew J. Lyness
Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Sean Murphy
Name:	Sean Murphy
Title:	Director

By:	/s/ Eric Klar
Name:	Eric Klar
Title:	Director

SCHEDULE I

Guarantors

Del Pharmaceuticals, Inc.

565 Broad Hollow Realty Corp.

Parfums Schiaparelli, Inc.

Royce & Rader, Inc.

Del Professional Products, Inc.

EXHIBIT A

FORM OF FIRST AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT

FIRST AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT (this “Amendment”), dated as of January 27, 2005, among Del Laboratories, Inc. (“Del”), Del’s subsidiaries listed on the signature pages hereto (the “Guarantors”) and Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. (each, an “Initial Purchaser” and together, the “Initial Purchasers”).

W I T N E S S E T H

WHEREAS, DLI Acquisition Corp., a Delaware corporation (the “DLI Acquisition”) has heretofore executed and delivered to the Initial Purchasers the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of January 27, 2005, among DLI Acquisition and the Initial Purchasers, providing for registration rights with respect to $175,000,000 in aggregate principal amount of 8.00% Senior Subordinated Notes due 2012 (the “Initial Notes”) issued and sold to the Initial Purchasers by DLI Acquisition;

WHEREAS, concurrently herewith, DLI Acquisition is being merged with and into Del, with Del as the surviving company (the “Merger”); and

WHEREAS, the Registration Rights Agreement provides that at the Time of Merger Del and the Guarantors will agree to become bound by the Registration Rights Agreement pursuant to this Amendment;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Del, the Guarantors and the Initial Purchasers mutually agree as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Registration Rights Agreement.

2. AGREEMENT TO ASSUME. Del hereby acknowledges and agrees that, pursuant to the Merger, it has assumed by operation of law all of the obligations of DLI Acquisition under the Registration Rights Agreement and hereafter shall be deemed to be “DLI Acquisition”(as defined in the Purchase Agreement) for all purposes under the Registration Rights Agreement. Del shall succeed to, and be substituted for, and may exercise every right and power of DLI Acquisition under the Registration Rights Agreement with the same effect as if Del had been named as “DLI Acquisition” in the Registration Rights Agreement.

3. AGREEMENT TO BE BOUND. Del hereby agrees that it is a party to the Registration Rights Agreement and agrees to be bound by all of the obligations of the “Company” (as defined in the Registration Rights Agreement) under the Registration Rights Agreement. Del hereby acknowledges and agrees to all of the agreements and covenants of the “Company” contained in the Registration Rights Agreement and hereby makes all of the representations and warranties of the “Company” contained in the Registration Rights Agreement, in each case as provided in the Registration Rights Agreement. Del may exercise every right and power of the “Company” under the Registration Rights Agreement.

Each of the Guarantors hereby agrees that it is a party to the Registration Rights Agreement and agrees to bound by all of the obligations of a “Guarantor” (as defined in the Registration Rights Agreement) under the Registration Rights Agreement. Each of the Guarantors hereby acknowledges and agrees to all of the agreements and covenants of a “Guarantor” contained in the Registration Rights Agreement and hereby makes all of the representations and warranties of the “Guarantors” contained in the Registration Rights Agreement, in each case as provided in the Registration Rights Agreement. Each Guarantor may exercise every right and power of a “Guarantor” under the Registration Rights Agreement.

5. CONSTRUCTION. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

6. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

7. HEADINGS. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

8. RATIFICATION OF REGISTRATION RIGHTS AGREEMENT. Except as expressly amended hereby, the Registration Rights Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Registration Rights Agreement for all purposes.

(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

COMPANY

DEL LABORATORIES, INC.

By:
Name:
Title:

GUARANTORS

DEL PHARMACEUTICALS, INC.

By:
Name:
Title:

565 BROAD HOLLOW REALTY CORP.

By:
Name:
Title:

PARFUMS SCHIAPARELLI, INC.

By:
Name:
Title:

ROYCE & RADER, INC.

By:
Name:
Title:

DEL PROFESSIONAL PRODUCTS, INC.

By:
Name:
Title:

Accepted and agreed to as of

the date first above written:

INITIAL PURCHASERS

BEAR, STEARNS & CO. INC.

By:
Name:
Title:

J.P. MORGAN SECURITIES INC.

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

A-4